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                                                                    EXHIBIT 10.6

                        COOPERATIVE MARKETING AGREEMENT


     This Cooperation Agreement ("Agreement") is made effective as of this 11 day of November 1999, by and between Phonoscope Ltd. ("Phonoscope"), a Texas Limited Partnership, and ebaseOne Corporation ("ebaseOne"), a "_________" corporation.

     WHEREAS, Phonoscope is a telecommunications service provider which utilizes its own extensive fiber optic cable network in the greater Houston area ("Phonoscope Network") to provide various telecommunications services, including but not limited to private fiber networks, alternate access, and videoconferencing,

     WHEREAS, ebaseOne is an Application Service Provider ("ASP") servicing business customers, and

     WHEREAS, Phonoscope and ebaseOne are interested in cooperating to jointly market and support the selling of application services.

     NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, and in consideration of the representations, warranties, and covenants contained herein, the parties agree as follows:

I.   DEFINITIONS

     1.1 Common Customer. A Common Customer is any end user who receives application services supported by both Phonoscope and ebaseOne.

     1.2 Common Services. Common Services are those services which Phonoscope and ebaseOne agree to sell on a cooperative basis under the terms of this Agreement, to specifically include communications transport links between an ebaseOne Enterprise Application Center (EAC) and end user locations.

     1.3 Competitive Services. All services provided by Phonoscope to any person, entity or group, directly or indirectly, that are provided to any Service Provider.

     1.4 Phonoscope Services. The transport link between the customer site and the demarcation interface, which shall be located at the ebaseOne EAC ("Demarc"), plus any other telecommunications services provided by Phonoscope, now or in the future, to the extent that such services are not necessary for and included in, and are outside of, the scope of the Common Services.

     1.5 ebaseOne Services. Any application-related services including, but not limited to application access, database management and storage, e-mail, web sites, programming, etc. which are outside of the scope of the Common Services.

     1.6 Service Provider. Any person, group or entity that provides services that are similar to or are in competition with ebaseOne Services.
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II.  TERM

     2.1 Term. The Agreement will remain in effect for a term (the "initial term") of three (3) years commencing on the date executed herein, unless earlier terminated pursuant to the provision of this Agreement, and shall be extended thereafter for one year periods ("Renewal Term(s)") unless either party gives written notice of intent not to renew at least ninety (90) days prior to the expiration of the Initial Term or the Renewal term(s), as applicable.

     2.2 Termination. If either party shall breach a material obligation under this Agreement, the other party may give written notice of its intention to terminate this Agreement, describing in reasonable detail the breach. If the party charged with breach fails to cure the breach within thirty (30) days after written notice of such breach, or if such breach (other than one to pay money) is not capable of cure within thirty (30) days and the party charged with breach fails to commence cure procedures within such thirty (30) day period and diligently prosecutes such procedures until the breach is cured, which cure shall be completed no later than ninety (90) days following the notice, then the noticing party may, while such failure continues and in addition to all other remedies at law or in equity, terminate this Agreement upon written notice.

III. RIGHTS AND OBLIGATIONS

     3.1 Phonoscope will provide ebaseOne with full access to Simple Network Management Protocol (SNMP) interfaces on all routers, gateways, bridges, switches, and any other SNMP manageable equipment ebaseOne requires to monitor the network for purposes of identifying problems on the Phonoscope Network between the Demarc and the premises of the customer. To the extent that Phonoscope alters, enhances or modifies any of its network systems, Phonoscope will provide ebaseOne with such technical information and support for ebaseOne to continue to perform these activities on the Phonoscope Network between the Demarc and the premises of the customer.

     3.2 Phonoscope will provide all network facilities necessary to provide the Common Services to the Common Customer from the Common Customer's site to the Demarc.

     3.3 (a) Phonoscope reserves the right to market, service and provide without any limitations, any Phonoscope Services to any Common Customer.

          (b) Unless specifically required by law or regulation, Phonoscope may not service or provide (including marketing, whether by solicitation, promotion or otherwise) Competitive Services to any person, entity or group to the extent, and if required, only to the extent that a law or regulation specifically requires Phonoscope to
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          service and provide such services and precludes Phonoscope from entering into an exclusive arrangement with respect thereto. However, if required by law or regulation, Phonoscope will use its best efforts not to enter into any direct or indirect arrangement with any Service Provider or any other person, entity or group pursuant to which it would (i) offer or sell Competitive Services on terms more favorable than, or at rates lower than, those provided to ebaseOne under this Agreement, (ii) receive from or under or by reason of any arrangement with any Service Provider any revenue sharing, commissions, payment or other benefits, or (iii) enter into any arrangement that would preclude ebaseOne from contacting and soliciting any person, entity or group. Phonoscope shall provide ebaseOne with a list of all persons, entities and groups to whom it supplies Competitive Services on a weekly basis, and shall not enter into any agreement that will preclude it from doing so.

     3.4 Customer Billing. For all Phonoscope Services provided to Common Customers, Phonoscope will provide billing services directly to ebaseOne, unless those Common Customers were customers actively doing business with Phonoscope at the time that they became Common Customers under this agreement. For customers already actively doing business with Phonoscope at the time of becoming Common Customers, Phonoscope will provide billing services directly to the Common Customers. If a Common Customer being billed by both ebaseOne and Phonoscope requests one billing entity, and if Phonoscope provides approval to ebaseOne in writing, then ebaseOne will provide all billing services to the Common Customer and Phonscope will provide billing services only to ebaseOne. Notwithstanding the above, ebaseOne will provide billing services for all ebaseOne Services directly to all Common Customers.

     3.5 Phonoscope is responsible for all costs associated with performing its obligations under this Agreement, including (without limitation) any building use fees necessary to gain access to Common Customers' premises.

     3.6 Phonoscope is responsible for all trouble shooting on the Phonoscope Network to the Demarc, when and as provided in Section 3.11.

     3.7 Phonoscope and ebaseOne will conduct such joint marketing programs relating to the Common Services, agree to allow the use of their names and marks in connection therewith, and consult with each other relating to marketing strategies as may be requested in good faith from time to time.

     3.8 ebaseOne will provide all software support and network management for systems running within the ebaseOne EAC.

     3.9 ebaseOne reserves the right to market, service and provide without any limitations, any ebaseOne Services to any Common Customer.
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     3.10 ebaseOne is responsible for all costs associated with performing its obligations under this Agreement.

     3.11 ebaseOne is responsible for providing customer service and troubleshooting directly to all Common Customers not being billed by Phonoscope under the provisions of paragraph 3.4 above. This customer service is to include the initial customer call, as it relates to the ebaseOne provided services, a determination about the nature of the problem, and a commitment to direct the call to the appropriate personnel at ebaseOne or Phonoscope based on the initial determination. For those Common Customers being billed by Phonoscope, ebaseOne will be responsible for all customer service and troubleshooting not related to the Phonoscope Network up to the Demarc. Phonoscope will be responsible for all customer service and troubleshooting related to the Phonoscope Network up to the Demarc, after the initial determination is made by ebaseOne and the initial customer call has been routed to Phonoscope.

IV.  SEVERABILITY & WAIVER

     4.1 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining portions hereof shall remain in full force and effect, and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

     4.2 Waiver. No failure to enforce any rights hereunder shall constitute a waiver of such right.

V.   ASSIGNABILITY

     5.1 Assignability. Neither party may transfer or assign this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld, and then only when such transfer can be accomplished without interruption of services, except as provided herein. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns, it being expressly understood that Phonoscope's interest herein may be pledged and mortgaged by Phonoscope without ebaseOne's consent, and that any such lender or assignee shall have the right to exercise all rights and remedies of Phonoscope herein.

VI.  ARBITRATION

     6.1 Arbitration. Except for the right of either party to this Agreement to seek injunctive relief in a court competent jurisdiction, any dispute or claim under this Agreement shall be settled by arbitration in accordance with the Commercial
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          Arbitration Rules of the American Arbitration Association, which decision shall be final, conclusive, and binding on both parties. The judgement on the award determined by the arbitrator(s) may be entered in any court having jurisdiction thereof. The decision of the arbitrator(s) must be based on and consistent with the Texas substantive internal law without regard for the Texas Arbitration Act or the Federal Arbitration Act. The arbitrator(s) shall award the recovery of all costs and fees (including reasonable attorney's fees, administrative fees and arbitrator's(s') fees) to the prevailing party in any arbitration. This agreement to arbitrate shall be enforceable only in the District Court of Harris County, Texas.

VII.  NOTICE

      7.1 Notice. All notices permitted or required hereunder shall be in writing and shall be deemed to have been duly given on the earlier of
          (i) the date received, or (ii) the third Business Day (meaning dates when banks in Harris County, Texas are generally open for business) after the same shall have been mailed by United States registered or certified mail, return receipt requested, adequate postage prepaid, addressed as follows:

          If to ebaseOne:               If to PHONOSCOPE:

          EbaseOne Corporation          Phonoscope Ltd.
          6060 Richmond Ave.            6105 Westline Drive
          Houston, Texas 77057          Houston, Texas 77036
          Attn:  Robert Horn            Attn: Charles Maricle

          Notice given by any other method (including facsimile, electronic mail, etc.) shall be effective when actually received. Either party may change its address for notice by notice to the other party in the manner herein set forth.

VIII. ENTIRE AGREEMENT

      8.1 Entire Agreement and Amendments. This Agreement contains the entire Agreement between the parties respecting the matters set forth and it shall be construed and enforced in accordance with the law of the State of Texas. Each party warrants to the other that there is no other agreement relating to the subject matter hereof. No modification or amendment of this Agreement may be made except in writing signed by both parties.

      EXECUTED IN MULTIPLE COUNTERPARTS, each of which shall have the force and effect of an original, by each party on the date set forth beside the signature of each, the latter of which dates shall be the date of this Agreement.
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                                        PHONOSCOPE LTD.



     11/12/99                           By: /s/ Dr. Charles E. Maricle
----------------------                     -------------------------------------
(Date Signed)                              Dr. Charles E. Maricle
                                           General Manager
                                           Phonescope Communications, Ltd.


                                        EBASEONE CORPORATION

                                        By: /s/ Robert Horn
______________________                     -------------------------------------
(Date Signed)                              Name:  Robert Horn
                                           Title: Chief Financial Officer